SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JANUARY 17, 2003


                              DYNEGY HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)

   Delaware                           0-29311                     94-3248415
(State or other jurisdiction   (Commission File Number)         (IRS Employer
of incorporation)                                            Identification No.)


                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 507-6400

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM  5.  OTHER  EVENTS.

     On January 17, 2003, Dynegy Inc. ("Dynegy" or the "Company"), the wholly owning parent company of Dynegy Holdings Inc., issued a press release announcing that it reached agreement with ChevronTexaco to end their existing natural gas purchase and sale contracts related to ChevronTexaco's North American production and consumption, effective February 1, 2003. Dynegy paid ChevronTexaco approximately $11 million in connection with ending the contracts and the transfer to ChevronTexaco of certain third-party contracts. Dynegy also agreed to provide ChevronTexaco with services that include agency arrangements, scheduling, invoicing and accounting through March 31, 2003. This agreement does not involve the natural gas processing and liquids agreements between Dynegy Midstream Services and ChevronTexaco, which will continue in their current forms.

     Also on January 17, Dynegy issued a press release indicating that its senior vice president and controller, Michael R. Mott, resigned for personal reasons and will be replaced on an interim basis with current vice president and assistant controller Holli Nichols. Copies of Dynegy's January 17th press releases are attached hereto as exhibits 99.1 and 99.2, respectively, and are incorporated herein by this reference.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

a)   Financial Statements of Business Acquired - Not Applicable.

b)   Pro Forma Financial Information - Not Applicable.

c)   Exhibits:

     99.1 Press release of Dynegy Inc. relating to ChevronTexaco natural gas purchase and sale contracts dated January 17, 2003.

     99.2 Press Release of Dynegy Inc. relating to controller position dated January 17, 2003.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DYNEGY HOLDINGS INC.

                     BY:   /s/ Keith R. Fullenweider
                           -------------------------
                           Keith R. Fullenweider
                           Senior Vice President, Deputy General Counsel and Secretary




Dated:  January 21, 2003